Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 2014, except for the last paragraph of Note 18, as to which the date is July 10, 2014, relating to the financial statements of Ocular Therapeutix, Inc., which appears in Ocular Therapeutix, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-196932).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 18, 2014